Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information of the Claymore/Fiduciary Large Cap Core Fund and the Claymore Core Equity Fund in the Registration Statement (Form N-1A) of the Claymore Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-122901) and in this Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21719).

                                                             ERNST & YOUNG LLP

Chicago, Illinois
September 29, 2005